UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2010

EXPRESSJET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31300	76-0517977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 North Sam Houston Parkway

West, Suite 200

Houston, Texas 77067

(Address of principal executive offices) (zip code)

(832) 353-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 4, 2010, ExpressJet Holdings, Inc., a Delaware corporation (“ExpressJet”), announced that it had entered into a definitive merger agreement with SkyWest, Inc., a Utah corporation (“SkyWest”), pursuant to which SkyWest will acquire ExpressJet in a cash transaction. The Agreement and Plan of Merger, dated August 3, 2010 (the “Merger Agreement”), by and among SkyWest, ExpressJet and Express Delaware Merger Co., a Delaware corporation (“Merger Sub”), contemplates a merger (the “Merger”) whereby Merger Sub will be merged with and into ExpressJet, with ExpressJet surviving the Merger as an indirect wholly owned subsidiary of SkyWest.

In accordance with the Merger Agreement, ExpressJet stockholders will be entitled to receive $6.75 in cash for each share of ExpressJet common stock. In addition, upon completion of the Merger,

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each share of ExpressJet restricted stock will vest in accordance with its terms. As a result, all shares of ExpressJet restricted stock, with the exception of certain shares of ExpressJet restricted stock held by ExpressJet’s President and Chief Executive Officer, will vest in full immediately upon completion of the Merger and will have the same rights, including with respect to payment of the Merger consideration, as shares of ExpressJet common stock not subject to restrictions;

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pursuant to the terms of the agreements existing or to be entered into between ExpressJet and each holder of outstanding options to purchase ExpressJet common stock (all of which have an exercise price in excess of the per share Merger consideration), each such option will be cancelled; and

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each holder of a warrant to purchase ExpressJet common stock will, in exchange for the cancellation of such warrant, receive the right to be paid cash in an amount equal to the product of the number of shares of ExpressJet common stock subject to the warrant and the excess, if any, of the per share Merger consideration over such warrant’s per share exercise price.

The Merger Agreement has been unanimously approved by ExpressJet’s board of directors. The completion of the Merger is subject to certain customary conditions, including: (i) the adoption of the Merger Agreement by the stockholders of ExpressJet; (ii) the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) subject to certain materiality exceptions, the receipt of any required approvals or authorizations of the Merger by the U.S. Federal Aviation Administration, the U.S. Department of Transportation and other governmental authorities; and (vi) the absence of any governmental order or other legal restraint prohibiting the Merger. Consummation of the Merger is not subject to any financing condition.

The Merger Agreement contains customary representations, warranties and covenants by each of ExpressJet and SkyWest. Among other covenants, ExpressJet has agreed, subject to certain exceptions, not to initiate, solicit, negotiate, provide information in furtherance of, approve, recommend or enter into an Acquisition Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both ExpressJet and SkyWest, including for ExpressJet if its board of directors changes its recommendation that ExpressJet’s stockholders approve the Merger in connection with ExpressJet’s receipt of a superior proposal. In the event of a termination of the Merger Agreement under certain circumstances, SkyWest may be required to pay to ExpressJet a termination fee of $4 million or ExpressJet may be required to pay to SkyWest a termination fee of $4 million. The Merger Agreement may also be terminated if the Merger is not consummated by January 15, 2011 (subject to extension in certain circumstances to April 15, 2011) and in other customary circumstances. Except for possible termination fees, all costs and expenses incurred by ExpressJet and SkyWest shall be paid by the party incurring such expenses.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by ExpressJet and SkyWest to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement, are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between ExpressJet and SkyWest, rather than to establish matters as facts, and information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and such subsequent information may or may not be reflected in ExpressJet’s public disclosures.

The Merger Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide investors with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding ExpressJet, SkyWest, or their respective businesses. Investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about ExpressJet, SkyWest or any other person. Furthermore, investors should not rely on the covenants in the Merger Agreement as actual limitations on ExpressJet or SkyWest, because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.

Item 3.03	Material Modification to Rights of Security Holders.

Concurrently with the execution of the Merger Agreement, ExpressJet and Mellon Investor Services LLC (the “Rights Agent”) entered into a Third Amendment, dated as of August 3, 2010 (the “Third Amendment”), to ExpressJet’s Amended and Restated Rights Agreement (as amended, the “Rights Agreement”) in order to provide that ExpressJet’s entry into the Merger Agreement and consummation of the transactions contemplated thereby will not trigger any provisions of the Rights Agreement.

A copy of the Third Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment.

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Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transaction between will be submitted to the stockholders of ExpressJet Holdings, Inc. (“XJT”) for their approval.

In connection with the transaction, XJT will file a proxy statement with the Securities and Exchange Commission (“SEC”). A definitive proxy statement will also be mailed to stockholders of XJT. XJT and SkyWest, Inc. (“SKYW”) also plan to file other documents with the SEC regarding the transaction.

INVESTORS AND SECURITY HOLDERS OF EXPRESSJET ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT XJT AND THE TRANSACTION.

Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about XJT and SKYW, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by XJT will be available free of charge on XJT’s website at www.expressjet.com under the tab “Investors” or by contacting XJT’s Investor Relations Department at (832) 353-1409. Copies of the documents filed with the SEC by SKYW will be available free of charge on SKYW’s website at www.skywest.com under the tab “Invest” or by contacting SKYW’s Investor Relations Department at (435) 634-3203. None of the information included on any web site maintained by XJT, SKYW or any of their affiliates, or any other Internet web site linked to any such web site, is incorporated by reference in or otherwise made a part of this communication.

XJT, SKYW and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of XJT in connection with the transaction. Information about the directors and executive officers of XJT is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 2, 2010. Information about the directors and executive officers of SKYW is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 12, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the transaction will be contained in the proxy statement and other relevant materials to be filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect XJT’s and SKYW’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, XJT’s and SKYW’s expectations with respect to the synergies, costs and other anticipated financial impacts of the transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the transaction by stockholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the transaction; and the timing of the completion of the transaction. No assurance can be given that the transaction will be completed or that completion will not be delayed.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of XJT and SKYW and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (1) the possibility that the transaction is delayed or does not close, including due to the failure to receive required stockholder or regulatory approvals, the taking of governmental action

(including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (2) the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, because of, among other things, the progress of the merger between Continental Airlines, Inc. and United Air Lines, Inc., global economic conditions, competitive actions taken by other airlines, terrorist attacks, natural disasters, difficulties in integrating the two airlines, the willingness of customers to travel by air, actions taken or conditions imposed by the U.S. and foreign governments or other regulatory matters, excessive taxation, further industry consolidation and changes in airlines alliances, the availability and cost of insurance and public health threats.

XJT and SKYW caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in XJT’s and SKYW’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning XJT, SKYW, the transaction or other matters and attributable to XJT, SKYW or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither XJT nor SKYW undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 3, 2010, by and among SkyWest, Inc., Express Delaware Merger Co. and ExpressJet Holdings, Inc. (a copy of any omitted schedule will be furnished supplementally to the SEC upon request).

4.1	Third Amendment to ExpressJet’s Amended and Restated Rights Agreement, dated as of August 3, 2010, between ExpressJet Holdings, Inc. and Mellon Investor Services LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC.

By:	/S/ THOMAS M. HANLEY
Name:	Thomas M. Hanley
Title:	President and Chief Executive Officer

Dated: August 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 3, 2010, by and among SkyWest, Inc., Express Delaware Merger Co. and ExpressJet Holdings, Inc. (a copy of any omitted schedule will be furnished supplementally to the SEC upon request).

4.1	Third Amendment to ExpressJet’s Amended and Restated Rights Agreement, dated as of August 3, 2010, between ExpressJet Holdings, Inc. and Mellon Investor Services LLC.